UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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The Procter & Gamble Company

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News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

P&G RESPONDS TO TRIAN FUND MANAGEMENT, L.P.

CINCINNATI – July 17, 2017 – The Procter & Gamble Company (NYSE:PG) today issued the following statement in response to Trian Fund Management, L.P.:

P&G’s Board and management team are committed to enhancing value for all shareholders and will continue to take actions to achieve this objective. P&G is actively executing its strategy to achieve balanced, sustainable long-term growth and value creation. Over the past two years, P&G has accomplished the most significant portfolio transformation in its history, having divested, discontinued, or consolidated more than 100 brands and simplified its product portfolio from 16 to 10 categories. At the same time, the Company has established a new standard of excellence for product performance, packaging and commercial execution, and is further strengthening its organization design, culture and accountability to ensure the strongest and most-efficient operational performance across the organization. Today, P&G is a leaner, more agile, more accountable and more efficient organization with leadership positions in ten large, structurally attractive categories.

The Company also continues to execute on bold productivity initiatives, having delivered more than $10 billion in savings over the past five fiscal years, with plans to deliver up to an additional $10 billion over the next fiscal five years. From reducing the number of manufacturing sites and simplifying its manufacturing platforms, to streamlining agency costs and refining its geographic footprint, the Company’s initiatives are enhancing value across the organization. In addition to driving cost savings, these productivity programs have led to an increase of more than two points in operating margin over the past four years. At the same time, P&G is committed to continued productivity improvement and cost savings that provide the fuel for innovation and investments needed to accelerate and sustain faster top-line growth. For example, the Company will reinvest savings to improve product formulations and packaging, sales coverage and media programs, as well as product sampling and in-store and online demand creation. P&G will also invest in consumer value equations, correcting value gaps and quickly responding to competitive challenges as they emerge throughout the year.

P&G also continues to focus on consistently generating strong cash flows to extend its outstanding track record of returning value to shareholders. Over the past 10 years, P&G has returned $100 billion of capital to shareholders in the form of dividends, share exchanges and share repurchases, with approximately $38 billion in value returned over fiscal years 2016 and 2017. The Company recently announced a 3% increase to its quarterly dividend, marking the 127th year in which P&G paid a dividend, and the 61st consecutive year in which P&G increased the dividend. P&G expects total dividend payments to shareholders of more than $7 billion in fiscal year 2017, bringing total dividends paid over the last decade to more than $62 billion.

P&G has a best-in-class Board of Directors that is fully supportive of and actively engaged in overseeing the Company’s transformation, and is holding management accountable for delivering continued growth and success. The P&G Board comprises 11 diverse, highly qualified and experienced Directors, ten of whom are independent and four of whom have joined the Board in the last five years. P&G’s Directors are proven business leaders, many of whom have run successful businesses and led significant business and organization transformations at their respective companies. Together, the Board brings to P&G a broad range of expertise, skills and experience in strategy and leadership, productivity and cost savings, consumer and retail, technology and innovation, government, finance, marketing, and international business.

P&G has maintained an active and constructive dialogue with Trian since it made its investment in the Company. P&G’s Board and management team are keenly focused on executing the Company’s strategy to drive innovation, accelerate organic sales and volume growth, improve productivity and cost structure, and strengthen P&G’s organization and culture. While the Board is always willing to consider new ideas that may help drive profitable growth and enhance shareholder value, the Board notes that Trian has not provided any new or actionable ideas to drive additional value for P&G shareholders beyond the continued successful execution of the strategic plan that is in place. The Board is confident that the changes being made are producing results, and expresses complete support for the Company’s strategy, plans, and management.

P&G remains focused on serving the world’s consumers better than its best competitor, in every category and every country where the Company chooses to compete — creating superior shareholder value in the process.

The Board will present its formal recommendation regarding Director nominees in the Company’s definitive proxy statement and other materials, which will be filed with the Securities and Exchange Commission. The date of the Company’s 2017 Annual Shareholder Meeting has not yet been announced. P&G shareholders are not required to take any action at this time.

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (11) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (12) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, accounting standards and environmental) and to resolve pending matters within current estimates; (13) the ability to manage changes in applicable tax laws and regulations; (14) the ability to successfully manage our portfolio optimization strategy, including achieving and maintaining our intended tax treatment of the related transactions, and our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (16) the ability to manage the uncertain implications of the United Kingdom’s withdrawal from the European Union. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2017 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its Directors, its executive officers and its nominees for election as Director may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2017 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement, dated August 26, 2016, for its 2016 Annual Meeting. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the 2016 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the Company’s 2017 Annual Meeting of Shareholders, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, will be set forth in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders and the other relevant documents to be filed with the SEC.

CONTACT:

P&G Media Contact:

Damon Jones, 513-983-0190

P&G Investor Relations Contact:

John Chevalier, 513-983-9974